EXHIBIT 10(iv)

EONTECH GROUP INC.


July 6,2001.


The Dragon Wyck Corporation
Harrison Lake Estate
P.O. Box 30
Harrison Hot Springs, B.C. V0M 1K0

Attention:  Mr. Jerry Goodis


Dear Jerry:

Re:      Employment with Eontech Group Inc. ("Eontech")

It is with pleasure that am writing to you to confirm the retainer of The DragonWyck Corporation ("DragonWyck'") to provide consulting services and, more specifically, to provide the personal services of Jerry Goodis. to Eontech . The relationship will be on the following terms and conditions:

Position:                  Jerry  Goodis  will be working at  Eontech's  Toronto
                           office  and  will  hold  the  position  of  Executive
                           Vice-President,     International    Marketing    and
                           Government and Corporate Relations. His duties and responsibilities include all public relations work and media, investor and government relations for Eontech and its subsidiary companies. His assignments may change from time to time.

    Start Date:            The consulting  agreement will commence July 1, 2001.
                           It is expected that Mr. Goodis will work in Toronto for one-half (1/2) of your working time, i.e., approximately two (2) weeks in Toronto, followed by two (2) weeks away from Toronto following his own pursuits.

    Remuneration:          We will pay a gross  monthly  salary of Five Thousand
                           Dollars ($5,000.00) (including G.S.T.) semi-monthly on the 15th and the last day of each month.

                           Mr. Goodis will be expected to reside in the Toronto area when working for Eontech, except when traveling on Eontech's business. To this end, Eontech will provide Mr. Goodis, without cost to him, with a furnished apartment for his exclusive use.

                           Eontech shall pay all expenses actually and properly incurred by DragonWyck in furtherance of or in connection with the business of Eontech, including, but not by way of limitation, all travel expenses (while traveling or otherwise). If any such expenses are paid in the first instance by DragonWyck, Eontech shall reimburse it therefore, subject to the receipt by Eontech of statements and vouchers in form reasonably satisfactory to it.

                           It is also understood that Eontech will pay the cost of return airfare (economy class) for Mrs. Goodis once each month during the currency of this agreement.

Non-Competition:           DragonWyck  agrees  that  during  the  term  of  this
                           relationship  with  Eontech  and for  two  (2)  years
                           thereafter,  neither  DragonWyck  nor  Jerry  Goodis,
                           will,  without the prior written  consent of Eontech,
                           directly or indirectly,  whether for  compensation or
                           not and whether as  principal  or as agent,  officer,
                           director, employee,  consultant or otherwise alone or
                           in association with any person, firm,  corporation or
                           other business  organization,  carry on or be engaged
                           in a business competitive with the business now being
                           conducted  by Eontech or any of its  subsidiaries  (a
                           "Competitive Business') or be affiliated with, render
                           services to, own,  share in the earnings of or invest
                           in the  shares,  bonds  or  other  securities  of any
                           person,   firm,   corporation   or   other   business
                           organization engaged n a Competitive Business in Canada or in the United States of America.

Confidentiality:           Both DragonWyck and Jerry Goodis  acknowledge that in
                           the course of carrying out, performing and fulfilling
                           your respective obligations to Eontech hereunder, you
                           will  have  access  to and  will  be  entrusted  with
                           detailed  confidential  information and trade secrets
                           relating to the present  and  contemplated  services,
                           processes,   techniques,   modes  of   merchandising,
                           marketing techniques procedures,  products,  lines of
                           merchandise,   suppliers,   services,   business  and
                           customers  of Eontech,  the  disclosure  of any which
                           detailed  confidential  information and trade secrets
                           to competitors of Eontech or the general public would
                           be  highly  detrimental  to  the  best  interests  of
                           Eontech.  You both further acknowledge that the right
                           to keep trade secrets constitutes a proprietary right
                           which  Eontech  is  entitled  to  protect.  You  both
                           covenant  and agree with  Eontech  that you shall cot
                           disclose, during the currency of this agreement or at
                           any   time   thereafter,   any   of   such   detailed
                           confidential information or trade secrets to any person, firm or company, nor shall you use, directly or indirectly, the same for any purpose other than in furtherance of the business of Eontech, nor will you disclose or use for any purpose, other than that of Eontech. the private affairs of Eontech or any other information of a confidential nature which you may acquire during the term of this agreement with respect to the business of Eontech.

                           For the  purposes  hereof,  confidential  information
                           known or used by Eontech in connection with its business including but not limited to any formula, Design, prototype, compilation of information data, program, code, method, technique or process, whether developed by Eontech or supplied to Eontech by same third party source, information relating to any product, device, equipment or machine, information about or relating to Eontech's customers and Eontech's markets and marketing plans, present and future, information about or relating to Eontech's potential business ventures, financial information of all kinds relating to Eontech and its activities, all inventions, ideas, and related material, but does not include any of the foregoing which was known to you prior to employment by Eontech or which is or becomes a matter of public knowledge through no fault of you.

Subsidiaries:              For the purposes of this letter,  the word  "Eontech"
                           includes its subsidiaries where the context permits.

Term: Either Eontech or DragonWyck may terminate this agreement at any time upon sixty (60) days' written notice.

Options: For a period of up three (3) years, while employed by Eontech, Eontech will cause Trimol Group Inc. ("Trimol} to issue stock options to DragonWyck for up to two hundred thousand (200,000) shares of Trimol on the following terms:

                           1. The purchase price will be Fifty Cents (U.S3 ($0.50 (U.S.)) per share payable in full upon the exercise of any option.

                           2.       (a)      Upon the signing of the  agreement,
                                             fifty thousand  (50,000)  shares of
                                             Trimol;

                                    (b)      Options to purchase  an  additional
                                             fifty thousand  (50,000)  shares of
                                             Trimol,  shall  vest on  January 1,
                                             2002;

                                    (c)      Options to purchase  an  additional
                                             fifty thousand  (50,000)  shares of
                                             Trimol  shall vest on July  1,2002;
                                             and

                                    (d)      Options to purchase  an  additional
                                             fifty thousand  (50,000)  shares of
                                             Trimol  shall  vest on  January  1,
                                             2003.

                           3. Options shall be exercised only to purchase shares in multiples of ten thousand (10.000) and may be exercised at any time.

                           4. Options shall be exercised in writing and may only be exercised during such time as you are employed by Eontech.

                           5. Notice of your exercising a option shall be delivered to Eontech's offices in Toronto and to Trimol's offices in New York, accompanied by a certified cheque payable to Trimol for the purchase price.

                           6. All rights to exercise these options shall expire June 30, 2004.

If these terms are satisfactory to you, please sign this letter below where indicated.

I look forward to a continuing relationship.

Yours very truly

EONTECH GROUP INC.

/s/ Boris Birshtein


The DragonWyck Corporation and Jerry Goodis, have read, understood and agreed to the terms and conditions of consulting agreements with Eontech Group Inc. We have been advised that we may seek independent legal advice and have either done so or freely chosen not to obtain such independent legal advice.

Date:                                          The DragonWyck Corporation

                                               Per: /s/ Jerry Goodis
Dated:                                         /s/  Jerry Goodis

     The terms of then agreement are acknowledged and agreed to by Trimol Group Inc.

                                               Trimol Group Inc.
                                               Per: /s/ Alexander Gordin

      Rider to Letter Agreement, dated July 6, 2001 (the "Letter") Between Eontech Group Inc. and its subsidiaries (collectively, "Eontech") and
    The DragonWyck Corporation and Jerry Goodis (collectively, "DragonWyck")

1. In the event of any conflict or inconsistency between the provisions of this Rider and the Letter to which this Rider is attached, the provisions of this Rider shall govern.

2. Position: Jerry Goodis will be working at Eontech's Toronto office and will hold the position of Executive Vice-President, International Marketing and Government and Corporate Relations for Eontech. Mr. Goodis' duties and responsibilities shall include all public relations work and media, investor and governmental relations for Eontech and its subsidiary companies. At the discretion of Eontech, Mr. Goodis' assignments may change from time to time. However, it is expressly understood by the parties to the Letter that under no circumstance shall Mr. Goodis or The DragonWyck Corporation perform any services for Trimol Group, Inc. which are in connection with the offer or sale of Trimol Group, Inc.'s securities in a capital-raising transaction, and which directly or indirectly promote or maintain a market for Trimol Group, Inc.'s securities.

3. Subsidiaries: For the purpose of the Letter., "Eontech" includes its subsidiaries, including but not limited to Aluminum-Power Inc. and Trimol Group, Inc.

4. Term: Except as otherwise provided in the Agreement, the Agreement shall remain in full force and effect for one year (1) from the date thereof. Following the completion of such initial term, the Agreement shall continue in effect from year-to-year thereafter unless one party shall provide the other party written notice of its intent to terminate the Agreement no less than sixty
(60) days prior to the end of the annual period.

                                  EONTECH GROUP, INC.
                                  By: /s/  Boris Birshtein
                                         Boris Birshtein, Chairman of the Board

                                  TRIMOL GROUP, INC.
                                  By: /s/ Boris Birshtein
                                         Boris Birshtein, Chairman of the Board

                                  THE DRAGONWYCK CORPORATION
                                  By:  /s/ Jerry Goodis

                                  /s/ Jerry Goodis
                                  Jerry Goodis (Individually)